UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Concord Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a letter dated April 14, 2005 from Jack Blaeser, President and Chief Executive Officer of Concord Communications, Inc. (“Concord”) and Mike Fabiaschi, EVP and General Manager of Concord’s Spectrum Business Unit, to Concord customers regarding the planned acquisition of Concord by Computer Associates International, Inc.

Letter to Customers

Dear Concord Customer,

Computer Associates (CA) recently announced its plans to acquire Concord Communications. We believe this is the right move particularly for our eHealth® and SPECTRUM® technologies. As and when permitted by applicable law and antitrust regulatory guidelines, CA will make public its plans for the business integration of Concord. In the meantime, you can expect that CA will honor Concord’s obligations to you after completion of the merger. All of us here at Concord are very excited about becoming a valued part of the CA team.

The acquisition is expected to be completed within three to four months, pending regulatory and shareholder approvals. We will keep you informed of developments as they occur. In the meantime, you should expect no changes to the engineering, professional services, sales, solution engineering, support, and training people you work with every day. Service, maintenance, and support contract terms remain unchanged.

Early feedback from the analyst community is equally positive. We encourage you to review the following notes from IDC and Enterprise Management Associates at http://www.idc.com/about/iw_caconcord.jsp and at http://www.concord.com/download/pdf/CA_IB.pdf.

After having had the opportunity to meet with several members of CA’s management team, we feel good about this acquisition. Over the past 12 months, CA has named a new leadership team from market-leading organizations such as IBM, HP, Dell, and Citigroup. We have personally spoken with John Swainson, CEO who came from IBM, and Jeff Clarke, COO who came from HP, and have been briefed on their vision for CA’s culture and performance.

Jeff Clarke has asked Melissa Cruz and Mike Fabiaschi to help lead the integration team between Concord and CA. Think about the possibilities of pulling together Concord’s eHealth and SPECTRUM visionary technologies with CA’s global abilities to execute. It is a powerful combination. Concord’s philosophy has always been to make our customers successful. We live by the mantra: “There is nothing more important than our customers.” We believe that CA’s planned acquisition of Concord will better enable us to deliver on that promise.

We look forward to continuing to work with you and will continue to measure our success by the quality and satisfaction of the relationships we build with our customers.

We believe there has never been a better time to be a Concord customer, investing in a technology that will deliver tangible value today and for years to come. If you would like to speak with someone from the Concord management team, please feel free to contact either of us.

Thank you for your continued support.

Jack Blaeser	Mike Fabiaschi
President and CEO	EVP and General Manager
Concord Communications	Spectrum Business Unit
Phone: +1 508-303-4200	Phone: +1 603-334-2603
jblaeser@concord.com	mfabiaschi@concord.com

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; and the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate Concord’s operations into those of CA; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Concord; the failure to protect either party’s intellectual property rights may weaken its competitive position; certain software is licensed from third parties who require, among other things, the payment of royalties, which could affect the development and enhancement of either party’s products; customer decisions are influenced by general economic conditions; third parties may claim that either party’s products infringe their intellectual property rights; fluctuations in foreign currencies could result in transaction losses; acts of war and terrorism may adversely affect either party’s business; the volatility of the international marketplace; and the other factors described in CA’s Annual Report on Form 10-K for the year ended March 31, 2004 and its most recent quarterly report filed with the SEC, and Concord’s Annual Report on Form 10-K for the year ended December 31, 2004.  CA and Concord assume no obligation to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Concord by CA. In connection with the proposed acquisition, CA and Concord intend to file relevant materials with the SEC, including Concord’s proxy statement on Schedule 14A. STOCKHOLDERS OF CONCORD ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING CONCORD’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Concord stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Concord. Such documents are not currently available.

Participants in Solicitation

CA and its directors and executive officers, and Concord and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Concord common stock in respect of the proposed transaction. Information about the directors and executive officers of CA is set forth in the proxy statement for CA’s 2004 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2004. Information about the directors and executive officers of Concord is set forth in the proxy statement for Concord’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2005. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.